TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of November 2, 2005, by and among ICOA, INC., a Nevada corporation (the "Company") and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

         WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution"), a Registration Rights Agreement (the "Registration Rights Agreement"), and an Escrow Agreement (the "Escrow Agreement") all of which are dated March 19, 2004 (collectively, the "Transaction Documents").

         NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Termination. The Company and the Investor hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

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         IN WITNESS WHEREOF, the parties have signed and delivered this
Termination Agreement on the date first set forth above.

ICOA, INC.                                        CORNELL CAPITAL PARTNERS, LP

By:   _____________________                        By: Yorkville Advisors, LLC
Name: Richard Schiffmann                           Its: General Partner
Title:   President and CEO
                                                   By:      ____________________
                                                   Name:    Mark A. Angelo
                                                   Title:   Portfolio Manager